Exhibit 10.24

Continuing Security Agreement

Dated as of November 7, 2014

Grant of Security Interest. Inogen, Inc. (the “Borrower”) grants to JPMorgan Chase Bank, N.A., whose address is 300 S. Grand Ave., Los Angeles, CA 90071-3109 (together with its successors and assigns, the “Bank”) a continuing security interest in, pledges and assigns to the Bank all of the Collateral (as hereinafter defined) owned by the Borrower, all of the collateral in which the Borrower has rights or power to transfer rights and all Collateral in which the Borrower later acquires ownership, other rights or rights or power to transfer rights to secure the payment and performance of the Liabilities.  Any terms used but not defined herein shall have the respective meanings attributed to such terms in the Credit Agreement, dated as of even date herewith, between Borrower and Bank (the “Credit Agreement).  To the extent of any conflict between the terms of this Agreement, on the one hand, and the Credit Agreement, on the other hand, the terms of the Credit Agreement shall control.

The term “Collateral” means all of the Borrower’s “accounts”; “chattel paper”; “deposit accounts” and other payment obligations of financial institutions (including the Bank); “documents”; “equipment”, including any documents and certificates of title issued with respect to any of the equipment; “general intangibles” and any right to a refund of taxes paid at any time to any governmental entity; “instruments”; “inventory”, including any documents and certificates of title issued with respect to any of the inventory; “investment property”; “financial assets”; “letter of credit rights”; all as defined in the UCC, whether now owned or hereafter acquired, whether now existing or hereafter arising, and wherever located. In addition, the term “Collateral” includes all “proceeds”, “products” and “supporting obligations” (as such terms are defined in the UCC) of the Collateral, including but not limited to all stock rights, subscription rights, dividends, stock dividends, stock splits, or liquidating dividends, and all cash, accounts, chattel paper, “instruments,” “investment property,” “financial assets,” and “general intangibles” (as such terms are defined in the UCC) arising from the sale, rent, lease, casualty loss or other disposition of the Collateral, and any Collateral returned to, repossessed by or stopped in transit by the Borrower, and all insurance claims relating to any of the Collateral. The term “Collateral” further includes all of the Borrower’s right, title and interest in and to all books, records and data relating to the Collateral, regardless of the form of media containing such information or data, and all software necessary or desirable to use any of the Collateral or to access, retrieve, or process any of such information or data. Where the Collateral is in the possession of the Bank or the Bank’s agent, the Borrower agrees to deliver to the Bank any property that represents an increase in the Collateral or profits or proceeds of the Collateral.  Notwithstanding the foregoing, the Collateral shall not include Excluded Collateral.

The term “Excluded Collateral” means (1) any lease, license, contract, property rights, equipment, joint venture interests, or agreement to which the Borrower is a party or any of its rights or interests thereunder if and for so long as the grant of a security interest therein shall constitute or result in (A) the abandonment, invalidation or unenforceability of any right, title or interest of the Borrower therein or (B) a breach or termination pursuant to the terms of, or a default under, any such lease, license, contract, property rights or agreement (other than to the extent that any such term would be rendered ineffective pursuant to the UCC (or any successor provision or provisions) of any relevant jurisdiction or any other applicable law (including the Bankruptcy Code) or principles of equity), provided however that, in the case of either (A) or (B) above, such security interest shall attach immediately at such time as the condition causing such abandonment, invalidation or unenforceability shall be remedied and to the extent severable, shall attach immediately to any portion of such lease, license, contract, property rights or agreement that does not result in any of the consequences specified in (A) or (B) above; (2) any of the outstanding capital stock of any Foreign Subsidiary of the Borrower in excess of 65% of the voting power of all classes of capital stock of such Foreign Subsidiary entitled to vote, (3) any zero balance account, payroll account, withholding or trust account, tax account, escrow or other fiduciary account or cash collateral account, or (4) any intent-to-use trademark.

The term “UCC” means the Uniform Commercial Code of California, as in effect from time to time.

Representations, Warranties and Covenants. The Borrower represents, warrants, and covenants to the Bank that each of the following is true and will remain true until termination of this agreement and payment in full of all Liabilities and agrees with the Bank that:

1.

At its own expense, it shall maintain comprehensive casualty insurance on the Collateral against such risks, in such amounts, with such deductibles and with such companies as may be reasonably satisfactory to the Bank.  Each insurance policy on the Collateral shall contain a lender’s loss payable endorsement satisfactory to the Bank and a prohibition against cancellation or amendment of the policy or removal of the Bank as loss payee without at least thirty (30) days’ prior written notice to the Bank.  In all events, the amounts of such insurance coverages on the Collateral shall be in such minimum amounts that the Borrower will not be deemed a co-insurer.  Borrower shall furnish to the Bank, upon request, customary certificates of insurance.

2.

It shall permit the Bank to inspect and examine the Collateral and to check and test the same as to quality, quantity, value, and condition; provided that such inspections and examinations (a) shall not be made more often than once in any period of four consecutive quarters unless an Event of Default exists as the Bank reasonably determines and (b) shall be at the Borrower’s expense in an amount up to $5,000 in any year, provided that such cap shall not apply if an Event of Default exists as the Bank reasonably determines; provided, further, that the Bank shall not be permitted to inspect and examine the Collateral at any time that the Aggregate Outstanding Amount is equal to $0.00.

3.

It shall maintain the Collateral in good repair; use the Collateral in accordance with applicable law and in compliance with any policy of insurance thereon; and exhibit the Collateral to the Bank on demand.

4.

Until an Event of Default has occurred and is continuing and Bank has provided Borrower with written notice of such Event of Default, Borrower may use the funds collected in its business. Upon the occurrence and continuance of an Event of Default and written notice to Borrower of such Event of Default, the Borrower agrees that all sums of money it receives on account of or in payment or settlement of the accounts, chattel paper, certificated securities, negotiable certificates of deposit, documents, general intangibles and instruments shall be held by it as trustee for the Bank without commingling with any of the Borrower’s other funds, and shall immediately be delivered to the Bank with endorsement to the Bank’s order of any check or similar instrument.  While an Event of Default has occurred and is continuing, it is agreed that, at any time the Bank so elects, the Bank shall be entitled, in its own name or in the name of the Borrower or otherwise, but at the expense and cost of the Borrower, to collect, demand, receive, sue for or compromise any and all accounts, chattel paper, certificated securities, negotiable certificates of deposit, documents, general intangibles, and instruments, and to give good and sufficient releases, to endorse any checks, drafts or other orders for the payment of money payable to the Borrower and, in the Bank’s discretion, to file any claims or take any action or proceeding which the Bank may deem necessary or advisable.  It is expressly understood and agreed, however, that the Bank shall not be required or obligated in any manner to make any demand or to make any inquiry as to the nature or sufficiency of any payment received by it or to present or file any claim or take any other action to collect or enforce the payment of any amounts which may have been assigned to the Bank or to which the Bank may be entitled at any time or times. All notices required in this paragraph will be immediately effective when sent. Such notices need not be given prior to the Bank’s taking action. Effective following the occurrence and continuance of an Event of Default, the Borrower irrevocably appoints the Bank or the Bank’s designee as the Borrower’s attorney-in-fact to do all things with reference to the Collateral as provided for in this agreement including without limitation (1) to sign the Borrower’s name on any invoice or bill of lading relating to any Collateral, on assignments and verifications of account and on notices to the Borrower’s customers, and (2) to do all things necessary to carry out this agreement or to perform any of the Borrower’s obligations under this agreement, (3) to notify the post office authorities to change the Borrower’s mailing address to one designated by the Bank, and (4) to receive, open and dispose of mail addressed to the Borrower. The Borrower ratifies and approves all acts of the Bank as attorney-in-fact. This power of attorney appointment is irrevocable, coupled with an interest, and shall survive the death or disability of Borrower. The Bank shall not be liable for any act or omission, nor any error of judgment or mistake of fact or law, but only for its gross negligence or willful misconduct. This power being coupled with an interest is irrevocable until all of the Liabilities have been fully satisfied. Immediately upon its receipt of any Collateral evidenced by an agreement, “instrument,” “chattel paper,” certificated “security” or “document” (as such terms are defined in the UCC) (collectively, “Special Collateral”), it shall mark the Special Collateral to show that it is subject to the Bank’s security interest, pledge and assignment and shall deliver the original to the Bank together with appropriate endorsements and other specific evidence of assignment or transfer in form and substance satisfactory to the Bank.

5.

No financing statement or similar record covering all or any part of the Collateral or any proceeds is on file in any public office, unless the Bank has approved that filing or such record was made in connection with a Permitted Lien.

6.

When the Collateral is located at, used in or attached to a facility leased by the Borrower, the Borrower will, at the request of the Bank, obtain from the lessor a consent to the granting of this security interest and a release or subordination of the lessor’s interest in any of the Collateral, in form and substance reasonably satisfactory to the Bank.

Remedies Regarding Collateral. Subject to the terms of the Credit Agreement and applicable law, upon the occurrence and continuance of an Event of Default, the Bank shall have the following rights set forth in this paragraph.  The Bank shall have the right to require the Borrower to assemble the Collateral and make it available to the Bank at a place to be designated by the Bank which is reasonably convenient to both parties, the right to take possession of the Collateral with or without demand and with or without process of law, and the right to sell and dispose of it and distribute the proceeds according to law. The Borrower agrees that upon the occurrence and continuance of an Event of Default the Bank may dispose of any of the Collateral in its then present condition, that the Bank has no duty to repair or clean the Collateral prior to sale, and that the disposal of the Collateral in its present condition or without repair or clean-up shall not affect the commercial reasonableness of such sale or disposition.  The Bank may disclaim warranties of title, possession, quiet enjoyment, and the like, and the Borrower agrees that any such action shall not affect the commercial reasonableness of the sale.  In connection with the right of the Bank to take possession of the Collateral, the Bank may take possession of any other items of property in or on the Collateral at the time of taking possession, and hold them for the Borrower without liability on the part of the Bank.  The Borrower expressly agrees that the Bank may enter upon the premises where the Collateral is believed to be located without any obligation of payment to the Borrower, and that the Bank may, without cost, use any and all of the Borrower’s “equipment” (as defined in the UCC) in the manufacturing or processing of any “inventory” (as defined in the UCC) or in growing, raising, cultivating, caring for, harvesting, loading and transporting of any of the Collateral that constitutes “farm products” (as defined in the UCC). If there is any statutory requirement for notice, that requirement shall be met if the Bank sends notice to the Borrower at least ten (10) days prior to the date of sale, disposition or other event giving rise to the required notice, and such notice shall be deemed commercially reasonable. Without limiting any other remedy, the Borrower is liable for any deficiency remaining after disposition of the Collateral. The Bank is authorized to cause all or any part of the Collateral to be transferred to or registered in its name or in the name of any other person or business entity, with or without designating the capacity of that nominee. At its option the Bank may, but shall be under no duty or obligation to, discharge taxes, liens, security interests or other encumbrances at any time levied or placed on the Collateral, pay for insurance on the Collateral, and pay for the maintenance and preservation of the Collateral, and the Borrower agrees to reimburse the Bank on demand for any such payment made or expense incurred by the Bank with interest at the highest rate at which interest may accrue under any of the instruments evidencing the Liabilities. The Borrower authorizes the Bank to endorse on the Borrower’s behalf and to negotiate drafts reflecting proceeds of insurance of the Collateral, provided that the Bank shall remit to the Borrower such surplus, if any, as remains after the proceeds have been applied, at the Bank’s option, to the satisfaction of all of the Liabilities (in such order of application as the Bank may elect) or to the establishment of a cash collateral account for the Liabilities. The Bank shall have the right now, and at any time in the future in its sole and absolute discretion, without notice to the Borrower to (a) prepare, file and sign the Borrower’s name on any proof of claim in bankruptcy or similar document against any owner of the Collateral and (b) prepare, file and sign the Borrower’s name on any notice of lien, assignment or satisfaction of lien or similar document in connection with the Collateral. Notwithstanding anything to the contrary set forth in this agreement, the Bank’s rights to recover attorneys’ fees and other legal expenses hereunder is subject to California Civil Code Section 1717, including any revision or replacement of such statute or rule hereafter enacted.

Termination.  Upon the termination of all commitments under the Credit Agreement and payment in full of all outstanding Liabilities (other than obligations for taxes, costs, indemnifications, reimbursements, damages and other liabilities in respect of which no claim or demand for payment has been made), at which time this Agreement shall be automatically terminated (other than obligations under this Agreement which expressly survive such termination) and the Bank shall, upon the request of the Borrower, forthwith release all of its liens and security interests hereunder and shall execute and deliver all UCC termination statements and/or other documents reasonably requested by the Borrower evidencing such termination.

Miscellaneous. A carbon, photographic or other reproduction of this agreement is sufficient as, and can be filed as, a financing statement or similar record. The Borrower authorizes the Bank to file one or more financing statements or similar records covering the Collateral or such lesser amount of assets as the Bank may determine, or the Bank may, at its option, file financing statements or similar records containing any collateral description which reasonably describes the Collateral, including a description of the Collateral as “all assets” of the Borrower or any similar description, and the Borrower will pay the cost of filing them in all public offices where filing is deemed by the Bank to be necessary or desirable. In addition, the Borrower shall execute and deliver, or cause to be executed and delivered, such other documents as the Bank may from time to time request to perfect or to further evidence the pledge, security interest and assignment created in the Collateral by this agreement. If any provision of this agreement cannot be enforced, the remaining portions of this agreement shall continue in effect. All rights of the Bank benefit the Bank’s successors and assigns; and all obligations of the Borrower bind the Borrower’s heirs, executors, administrators, successors and assigns. If more than one person or entity signs as the Borrower, their obligations are joint and several and each agreement, representation, warranty and covenant shall be individual, joint and several  and the “Collateral” includes any property that is owned by any Borrower individually or jointly with any other. This agreement is in addition to and not in substitution or replacement of any other security agreement executed by the Borrower in favor of the Bank, and the Bank’s rights under this agreement and any such other security agreement are cumulative. The provisions of this agreement are severable, and if any one or more of the provisions of this agreement are held to be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired; and the invalidity, illegality or unenforceability in one jurisdiction shall not affect the validity, legality or enforceability of such provision(s) in any other jurisdiction. Time is of the essence under this agreement and in the performance of every term, covenant and obligation contained herein.

Borrower:

Inogen, Inc.

By:	/s/ Alison Bauerlein
	Alison Bauerlein	CFO
	Printed Name	Title

Date Signed:	November 7, 2014

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